September 9, 2008

Yongye Biotechnology International, Inc.
6th Floor, Suite 608
Xue Yuan International Tower
No. 1 Zichun Road, Haidian District
Beijing, PRC

Re: Yongye Biotechnology International, Inc.

Ladies and Gentlemen:

We have acted as special Nevada counsel for Yongye Biotechnology International, Inc., a Nevada corporation (the “Company”), with respect to certain corporate matters in connection with the Amendment No. 3 to Form S-1 Registration Statement (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 14,568,625 shares of the Company’s common stock offered by the selling stockholders identified in the Registration Statement (the “Issued Shares”) and 4,399,021 shares of the Company’s common stock issuable upon exercise of common stock purchase warrants (the “Warrant Shares”).

In rendering the opinion as set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by the Company, and the legal, valid and binding effect thereof on the other parties thereto; and (g) that the Company will act in accordance with its representations and warranties as set forth in the Registration Statement.

We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a)	The Registration Statement;
(b)	The Articles of Incorporation of the Company filed with the Nevada Secretary of State on December 12, 2006, as amended on April 7, 2008 (the “Company’s Articles”);
(c)	The Bylaws of the Company (the “Company’s Bylaws”);

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(d)	Written Consent of the Sole Director of the Company dated as of April 17, 2008; and
(e)	Written Consent of the Directors of the Company dated August 26, 2008.

We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

Based upon such examination, and subject to the qualifications and limitations contained herein, it is our opinion that the Issued Shares are validly issued, fully paid and non-assessable and that the Warrant Shares, when issued in the manner provided for in the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion regarding the effect of any securities laws on the shares described in the Registration Statement or on any shares or options issued by the Company including, without limitation, the following acts or laws:

(a)	The Securities Act of 1933;
(b)	The Securities Exchange Act of 1934;
(c)	The Investment Company Act of 1940;
(d)	The Investment Advisers Act of 1940;
(e)	The Employee Retirement Income Security Act of 1974;
(f)	The National Housing Act;
(g)	The Commodity Exchange Act; or
(h)	Chapter 90 of the Nevada Revised Statutes and any regulation promulgated pursuant to those statutes.

It is our understanding that the Company has retained the law firm of Loeb & Loeb LLP, to represent it with respect to the Registration Statement.

We express no opinion regarding the existence of: (a) any issuer’s lien pursuant to N.R.S. § 104.8209; (b) adverse claim as defined by N.R.S. § 104.8102; or (c) any other security interest, including those arising under Articles 8 and 9 of the U.C.C., against the common stock which is the subject of the Registration Statement.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada or consulted with members of this firm who are admitted in any other jurisdictions other than Nevada with respect to the laws of any other jurisdiction. Accordingly, the opinions we express herein are limited to matters involving Nevada law.

Yongye Biotechnology International, Inc. September 9, 2008 Page 3

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Sincerely yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP